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                                                                    Exhibit 23.2




                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Ambac Assurance Corporation:

     We consent to the incorporation by reference in the registration statement (No. 333-59506) of Mellon Residential Funding Corporation (the "Registrant") and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), via the Form 8-K of the Registrant dated June 19, 2001, of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                             /s/ KPMG LLP

                                             New York, New York
                                             June 19, 2001